UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Elevation ETF Trust
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)

1290 Broadway, Suite 1100, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:

Shares of beneficial interest, no par value	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [   ]

Securities Act registration statement file number to which form relates: 333-208878; 811-23125

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, without par value, of Summit Water Infrastructure Multifactor ETF, a series of Elevation ETF Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-208878; 811-23125) as filed with the Securities and Exchange Commission, which description is incorporated herein by reference.

The Trust’s series and their I.R.S. Employer Identification Numbers are as follows:

Summit Water Infrastructure Multifactor ETF        81-1051050

Item 2. Exhibits

1.
The Trust’s Certificate of Trust is included as Exhibit A(1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-208878; 811-23125), as filed with the Securities and Exchange Commission on January 6, 2016.

2.
The Trust’s Declaration of Trust is included as Exhibit A(2) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-208878; 811-23125), as filed with the Securities and Exchange Commission on January 6, 2016.

3.
The Trust’s Bylaws are included as exhibit A(3) to the Trust Registration Statement  on Form N-1A (File Nos, 333-208878; 811-23125), as filed with the Securities and Exchange Commission on March 23, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ELEVATION ETF TRUST
Date: August 5, 2016	By:	/s/Jeremy O. May
Jeremy O. May President